                                                                     EXHIBIT 4.5

                              DECLARATION OF TRUST
                                       OF
                         BT PREFERRED CAPITAL TRUST II


          DECLARATION OF TRUST, dated as of October 28, 1996, between Bankers Trust New York Corporation, a New York corporation, as "Depositor", and Wilmington Trust Company, as "Trustee". The Depositor and the Trustee hereby agree as follows:

          1. The trust created hereby shall be known as BT Preferred Capital Trust II (the "Trust"), in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor and the Trustee will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the Securities Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

          4. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange

Commission (the "Commission") and execute, in each case on behalf of the Trust
(a) the Registration Statement on Form S-3 (the "Securities Act Registration Statement"), including all pre-effective or post-effective amendments thereto (including the prospectus and the exhibits contained therein or forming a part thereof), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "Exchange Act Registration Statement"), including all pre-effective and post-effective amendments thereto (including the exhibits contained therein or forming a part thereof), relating to the registration of the Preferred Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to file with one or more national securities exchanges (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ"); (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws; (iv) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or Blue Sky laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any trustee of the Trust appointed pursuant to
Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

          5. This Declaration of Trust may be executed in one or more counterparts.

          6. The Trustee shall initially be the only trustee of the Trust. Thereafter, the Depositor may increase or decrease (but not below one) the number of trustees of the Trust by executing a written instrument fixing such number; provided, however, that so long as it is required by the
                    --------  -------
Business Trust Act, one trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. The Trustee may resign upon thirty days' prior notice to the Depositor.

          7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


                    [Remainder of Page Intentionally Blank]

   IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.


                              BANKERS TRUST NEW YORK CORPORATION, as Depositor



                              By: /s/ Gordon S. Calder Jr.
                                 ---------------------------
                                 Name:  GORDON S. CALDER JR.
                                 Title: SENIOR VICE PRESIDENT

                              WILMINGTON TRUST COMPANY, as Trustee


                              By: /s/ Emmitt R. Harmon
                                 ---------------------------
                                 Name:  EMMITT R. HARMON
                                 Title: VICE PRESIDENT